UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report April 13, 2022
(Date of earliest event reported)

Enservco Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-36335	84-0811316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14133 County Road 9½
Longmont, Colorado 80504

(Address of principal executive offices) (Zip Code)

(303) 333-3678
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.005 par value	ENSV	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02.  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 14, 2022, Enservco Corporation (“we” or the “Company”), in consultation with the Audit Committee of its Board of Directors, concluded that the Company’s previously issued condensed consolidated financial statements as of and for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021 (collectively, the “Relevant Periods”) should no longer be relied upon due to the Company’s utilization of certain deferred tax liabilities in 2021. The Company intends to amend its Quarterly Reports on Form 10-Q for the Relevant Periods to reflect restatements of its condensed consolidated financial statements for the Relevant Periods. These restatements will have no impact on the Company’s revenues, operating expenses, loss from operations or Adjusted EBIDTA for the Relevant Periods. Because of such amendments to its Quarterly Reports on Form 10-Q, the Company will not be filing its Form 10-K for the fiscal year ended December 31, 2021 within the 15 day extension period provided by the Company’s 12b-25 filing. The Company anticipates that it will file the amendments to its Quarterly Reports on Form 10-Q for the Relevant Periods and its Form 10-K for the fiscal year ended December 31, 2021 prior to April 30, 2022.

The Audit Committee of the Company’s Board of Directors has discussed the matters disclosed in this Item 4.02 with Plante & Moran, PLLC, the Company’s independent registered public accounting firm.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory of Certain Officers.

Separation Agreement with President and Chief Financial Officer

Pursuant to its Current Report on Form 8-K filed with the Securities and Exchange Commission on April 4, 2022, the Company previously disclosed that Majorie Hargrave, President and Chief Financial Officer of the Company, is departing the Company and will no longer be an executive officer and employee of the Company effective April 22, 2022. On April 13, 2022, Enservco Corporation (“we” or the “Company”) entered into a Separation Agreement and Release with Marjorie Hargrave, the Company’s President and Chief Financial Officer. Under the Separation Agreement, the Company and Ms. Hargrave mutually agreed that Ms. Hargrave’s employment would end on April 22, 2022. As a replacement for certain compensation and benefits provided in the Company’s Employment Agreement with Ms. Hargrave, dated July 24, 2019, and in exchange for a waiver and release, the Company agreed to (a) pay Ms. Hargrave an aggregate of $187,000 in monthly installments over a nine month period; (b) pay the cost of medical insurance coverage for Ms. Hargrave through the earlier of January 31, 2023 or until Ms. Hargrave becomes eligible to obtain comparable replacement coverage through full-time employment with another employer; (c) accelerate the vesting of 25,000 unvested shares of restricted Company common stock previously granted to Ms. Hargrave; and (d) grant to Ms. Hargrave 50,000 shares of Company common stock.

Item 8.01 Other Events

The Company issued a press release on April 18, 2022 indicating that the Company would not be holding an earnings conference call on such date given the Company’s delay in filing its Form 10-K for the fiscal year ended December 31, 2021, as indicated in Item 4.02 above.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

A press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Exhibit No.	Description/Exhibit
10.1	Separation Agreement and Release by and between Enservco Corporation and Marjorie Hargrave effective April 13, 2022
99.1	Press Release dated April 18, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on April 18, 2022.

Enservco Corporation

By:	/s/ Richard A. Murphy
Richard A. Murphy, Executive Chair and CEO